Exhibit 5.1

Rogue Baron PLC 78 Pall Mall, St James's, London, SW1Y 5ES	Our Ref: 12017626.1.AGV.SEW Date: 28 August 2024 Direct line: +44 (0) 20 7280 9340 Michael.Bennett@hilldickinson.com Please ask for Michael Bennett

Dear Sirs

Re: ROGUE BARON PLC (the “Company”)

We have acted as English legal counsel to the Company in connection with a registration statement on Form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration under the Securities Act of 150,000,000 ordinary shares with a par value of £0.006 each (the “Shares”) of the Company.

1	interpretation

1.1	In this document, “opinion” means the statements of opinion contained in this document and specifically (and exclusively) as set out in paragraph 5 and as qualified by the other statements set out throughout this document.

1.2	The headings in this document do not affect its interpretation. References to paragraphs and schedules are to paragraphs of, and schedules to, this document.

1.3	The opinion is given on the basis of and is subject to the assumptions set out in paragraph 3 and to any other matters not disclosed to us. The opinions in this opinion are strictly limited to the matters stated in paragraph 5 and do not extend to any other matters.

2	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

2.1	a copy of the Registration Statement; and

2.2	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

1

We have also reviewed copies of:

2.3	the resolutions passed at the Company’s annual general meeting on 6 June 2024 (the “Resolutions”);

2.4	the memorandum of association (the “Memorandum of Association”) and amended and restated articles of association of the Company adopted on 19 January 2021 (the “M&As”);

2.5	the winding up search conducted on the Company on 28 August 2024 (the “Winding up Search”);

2.6	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 28 August 2024 (the “Certificate Date”); and

2.7	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

3	ASSUMPTIONS

We have assumed:

3.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

3.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

3.4	that we have been provided with copies of all of the Company’s shareholders’ resolutions and board minutes that would or might be relevant to this opinion;

3.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

3.6	that the M&As will not be amended in any manner that would affect the opinions expressed herein;

3.7	that there is no provision of the law of any jurisdiction, other than England and Wales, which would have any implication in relation to the opinions expressed herein;

3.8	that upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

3.9	the capacity, power and authority of all parties, other than the Company, to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance or sale of the Shares, and the due execution and delivery thereof by each party thereto;

3.10	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

3.11	that the Prospectus, when published, will be in substantially the same form as that examined by us for the purposes of this opinion.

2

4	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than England and Wales. This opinion is to be governed by and construed in accordance with the laws of England and Wales and the courts of England and Wales are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the same. This opinion is limited to and is given on the basis of the current law and practice in England and Wales.

5	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

5.1	the Company is duly incorporated and existing under the laws of England and Wales and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act 2006 (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act; and

5.2	when issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, and provided any applicable taxes or other charge in any jurisdiction have been discharged, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

6	Scope of opinion

6.1	This opinion relates only to English law as applied by the English courts at the date of this opinion. By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect. We express no opinion:

6.1.1	on the laws of any other jurisdiction;

6.1.2	on matters of fact; or

6.1.3	as to any liability to tax that may arise or be suffered as a result of or in connection with the opinion.

6.2	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this opinion, or that no material facts have been omitted therefrom.

3

7	Who may rely on the opinion

7.1	This opinion is solely for your benefit. It may not be disclosed to or relied on by any other person, or used for any other purpose, without our prior written consent. Notwithstanding the foregoing, this opinion may be disclosed on a non-reliance basis:

7.1.1	as required by applicable laws or competent authorities;

7.1.2	to your legal advisers, auditors and/or other professional advisers; or

7.1.3	to your affiliates and their officers, directors, employees, regulators, auditors, legal advisers and other professional advisers.

7.2	This opinion is given by Hill Dickinson LLP and no partner, member or employee assumes any personal responsibility for it, nor shall owe any duty of care in respect of it.

Yours faithfully

/s/ Hill Dickinson LLP

Hill Dickinson LLP

4